Exhibit 10.11.1

TERMINATION OF EXECUTIVE SURVIVOR BENEFIT PLAN
Adopted: December 9, 2015

Edison International 2008 Executive Survivor Benefit Plan. The Edison International 2008 Executive Survivor Benefit Plan is hereby terminated effective as of 11:59 p.m. Pacific time on December 31, 2016 (the “Effective Time”), provided that such termination shall not alter the rights of any beneficiary of an Eligible Employee (as such term is defined in the Survivor Benefit Plan) to the Eligible Employee’s benefits under the Survivor Benefit Plan to the extent such Eligible Employee participated in the Survivor Benefit Plan and was deceased prior to the Effective Time.